SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                     -----------------------
                       AMENDMENT NO. 2 TO

                           FORM SB-2

                    REGISTRATION STATEMENT

                UNDER THE SECURITIES ACT OF 1933
                    -------------------------

                       CYBER-VITAMIN.COM
          (Name of small business issuer in its charter)

       California                               454110
(State of Incorporation)            (Primary Standard Industrial
                                     Classification Code)

                         91-2021600
          (I.R.S. Employer Identification Number)

                 79811 "A" Country Club Drive
                   Bermuda Dunes, CA 92201
                   (800) 929-6147 (PHONE)
                   (760) 345-0980 (FAX)

   (Address and telephone number of principal executive offices)
                    -------------------------
                 79811 "A" Country Club Drive
                   Bermuda Dunes, CA 92201
                   (800) 929-6147 (PHONE)
                   (760) 345-0980 (FAX)

(Address of principal place of business or intended principal place of business)
                    -------------------------

                         KENNETH G. EADE
                         Attorney at Law
                    827 State Street, Suite 12
                     Santa Barbara, CA 93101
                      (805)560-9828 (PHONE)
                   (805) 560-3608 (TELECOPY)

  (Name, address and telephone number of agent for service)
                    -------------------------

                          COPIES TO:

                       KENNETH G. EADE
                       Attorney at Law
                  827 State Street, Suite 26
                   Santa Barbara, CA 93101
                    (805)560-9828 (PHONE)
                  (805) 560-3608 (TELECOPY)
                    -------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. /      /
                    -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /      /
                                                        --------
If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box: /      /
                                       -------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-----------------------------------------------------------------
-----------------------------------------------------------------
















































                            CALCULATION OF REGISTRATION FEE

<F>
TITLE OF EACH             DOLLAR              PROPOSED      PROPOSED        AMOUNT OF
CLASS OF SECURITIES       AMOUNT TO MAXIMUM   AGGREGATE     MAX. AGGREGATE  REGISTRATION
FEE

Common Stock, .001 par    $25,000              $.50          $25,000        $  6.60

Total                     $25,000              $.50          $25,000        $  6.60


                                  DATED  October 15, 2000


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION
STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO
THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS Prospectus SHALL NOT
CONSTITUTE AN OFFER TO SELL OR THE  SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.





                            Prospectus

                         CYBER-VITAMIN.COM

                   50,000 SHARES OF COMMON STOCK

Up to 50,000 of the shares of Common Stock offered are being sold by CYBER-VITAMIN.COM. There is no minimum purchase requirement and no escrow, and the proceeds may be used by Cyber-Vitamin in its discretion. There is no established public market for Cyber-Vitamin's common stock, and the offering price has been arbitrarily determined. Cyber-Vitamin's Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that Cyber-Vitamin's common stock will ever be quoted on any quotation service or that any market for Cyber-Vitamin's stock will ever develop. Cyber-Vitamin is a development stage company, with no assets or revenue and a deficit of $1,950 since its inception. This offering is self-underwritten. Shares will be sold by Cyber-Vitamin's sole officer and Director, without the use of an underwriter. This offering will terminate on June 15, 2001.
                   ------------------------

The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 3 of this prospectus.

                   ------------------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Price            Underwriting            Proceeds
        To               Discounts and           To
        Public           Commissions (2)         Company (1)
        ------           ---------------         ----------
Per Share $.50            $   0                   $ .50

Total $ 25,000            $   0                   $25,000

(1) Before deducting expenses payable by Cyber-Vitamin, estimated at approximately $5,500. This offering is self-underwritten, so Cyber-Vitamin is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 50,000 common shares. There is no minimum contingency, and the proceeds may be used in Cyber-Vitamin's discretion.

(2)The shares of Common Stock are being offered by Cyber-Vitamin through its officers and directors, subject to prior sale, when, as, and if delivered to and accepted by Cyber-Vitamin and subject to the approval of certain legal matters by counsel and certain other conditions. Cyber-Vitamin reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

October 15, 2000
                     TABLE OF CONTENTS
                                                      PAGE
                                                    ---------

Prospectus Summary..............................        1
Risk Factors....................................        3
     We have no operating history and may not be
     Successful in facing early stage challenges        3
     We have incurred a net loss in each quarter
     since inception and expect to incur net losses
     for the foreseeable future..................       4
     Our success depends on generating awareness of
     the Cyber-Vitamin brand.....................       4
     We need to raise at least $10,000 in order to
     operate for the next twelve months...........      4
     We may need additional capital to fund our
     expected needs for working capital and capital
     expenditures.................................      4
     We must establish our brand quickly and cost-
     effectively in online commerce to be competitive   5
     We depend on our sole officer who comprises the
     entire management team at the present time......   5
     We do not have an encrypted link for credit
     card sales......................................   6
     Cyber-Vitamin has complete discretion in spending
     the proceeds of this offering...................   6
     We face intense competition in Internet vitamin
     Sales...........................................   6
     Consumers may not accept an online source for
     our products....................................   6
     Extensive governmental regulation could limit
     our sales or add significant additional costs...   7
     The sale of vitamins and minerals involves
     product liability and other risks..............    7
     We depend on third party shippers to deliver our
     products in a timely manner..................      8
     Our present systems are inadequate to support
     rapid growth in user demand..................      8
     We may not be able to generate sales if our
     website and systems are not as convenient to use
     as the sites of our competitors...............     9
     Our computer and communications systems may
     fail to experience delays.....................     9
     We depend on continued growth in use of the
     Internet and online commerce..................     9
     We may be unable to respond to rapid changes in
     the online commerce industry..................     10
     Terms of offering-no escrow...................     10
     Related party transactions and possible
     conflicts of interest......................        10

Use of Proceeds.................................        12
Dividend Policy.................................        13
Price Range of Securities.......................        13
Capitalization..................................        13
Dilution........................................        14
Selected Financial Data.........................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        14
Business........................................        17
Management......................................        27
Certain Transactions............................        29
Principal Stockholders..........................        30
Description of Securities.......................        30
Shares Eligible for Future Sale.................        32
Plan of Distribution............................        33
Legal Matters...................................        34
Experts.........................................        34
Index to Financial Statements...................        35

                   ------------------------


                      PROSPECTUS SUMMARY

                     CORPORATE BACKGROUND

Cyber-Vitamin was organized on February 1, 2000, and is in the process of commencing operations, but has not generated any revenue and is still a development stage corporation. Cyber-Vitamin is engaged in the business of selling vitamins from its fully operational e-commerce web site on the Internet. As of the date of this prospectus, no vitamin sales have been made. The Company has no history of operations and no assets, and has a deficiency of $1,950 in losses. Cyber-Vitamin is controlled by a single individual who devotes only 25% of his time to the business of Cyber-Vitamin. In order to satisfy its cash needs for the next 12 months, Cyber-Vitamin will need to raise additional capital beyond that which is raised in this offering, and there can be no assurance that it will be successful in raising this additional capital. Cyber-Vitamin has no agreements with vitamin suppliers, and there can be no certainty that Cyber-Vitamin will be able to operate profitably. There can be no assurance that Cyber-Vitamin's common stock will ever develop a market.


                          THE OFFERING

Common Stock Offered..................... Up to 50,000 shares

Common Stock Outstanding after the
  Offering............................... 2,000,000 shares(1)

Use of Proceeds.......................... Working capital

Symbol................................... None

Risk Factors........................  The shares of Common stock offered involve a
                                      high degree of risk and
                                      immediate substantial
                                      dilution. See"Risk Factors"

Term of offering...................  Until June 15, 2001

               -------------------------------------
(1) Figures are based on the current outstanding shares of 1,950,000.
                   SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to June 30, 2000 and the consolidated balance sheet data at June 30, 2000 come from Cyber-Vitamin's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to June 30, 2000 come from Cyber-Vitamin's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Cyber-Vitamin considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended 2000 do not necessarily indicate the results to be expected for the full year or for any future period.




[CAPTION]
BALANCE SHEET DATA:

                                          June 30, 2000
                                        -----------------
Assets: .............................      $  --
                                            =======

Liabilities - Accounts Payable ......      $  --
                                            -------
Stockholders' Equity:
  Common Stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,950,000 shares at June 30,
    2000 ...........................          1,950
  Paid-In Capital ..................           --
  Retained Deficit .................         (1,950)

                                             -------
     Total Stockholders' Equity .......        --
                                             -------
      Total Liabilities and
       Stockholders' Equity .............  $   --
                                             =======
STATEMENT OF OPERATIONS DATA:

                                                  Cumulative
                                                    Since
                                                  inception
                               Month ended          C of
                               June 30,2000       Development
                                                     Stage
                             ----------------        -----
Revenues:                      $     --            $   --
General and administrative
 Expenses:                        1,950              1,950
                             ----------------        -----

     Net Loss                   $(1,950)           $(1,950)
                             ----------------        -----
Loss per share                $      --            $   --
                             ================        =====

    -------------------------------------------------------

                          RISK FACTORS

Prospective Investors in the Shares offered should carefully consider the following risk factors, in addition to the other information appearing in this prospectus.

We have no operating history and may not be successful in facing early stage challenges.

Cyber-Vitamin is a development stage company with no operating history. This makes it difficult to evaluate its future performance and prospects. Cyber-Vitamin's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, Cyber-Vitamin has incurred losses.

The industry that Cyber-Vitamin competes in is a new and volatile industry. Our website was launched in late August, 2000, and our management team is new. We expect to encounter difficulties as an early stage company in the rapidly evolving online commerce industry. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and expanding our online presence and capabilities. To implement our business plan, we must increase our marketing initiatives, identify and enter into additional strategic relationships and incorporate rapid technological advances.

We have incurred a net loss in each quarter since inception and expect to incur net losses for the foreseeable future.

Our success depends on generating awareness of the Cyber-Vitamin band.

We intend to spend the majority of proceeds from this and future offerings to increase our marketing and promotional expenditures dramatically, to make additional payments in connection with strategic relationships and to make capital expenditures to develop and maintain the quality of our website and operating systems.

We need to raise at least $10,000 in order to operate for the next twelve months.

If we are unsuccessful in raising at least $10,000 from this offering for our operations during the next twelve months, we will be unable to pay our minimum operating expenses, and, unless we have financial contributions from our principal, we will be forced to temporarily or permanently cease our operations.

We may need additional capital to fund our expected needs for working capital and capital expenditures.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. We may need to raise additional funds prior to the end of this period. We cannot accomplish the goals in our business plan without raising substantial additional capital, and we expect to attempt to sell additional shares though private placements in the next 12 months. We cannot be certain that additional financing will be available to us when required on favorable terms or at all. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

We must establish our brand quickly and cost-effectively in online commerce to be competitive.

We must establish, maintain and enhance the Cyber-Vitamin brand to attract customers to our website and to generate revenues from product sales. Brand recognition and customer loyalty will become increasingly important as more companies with established brands in online services or vitamins, nutritional supplements and minerals offer competing services on the Internet. Development of the Cyber-Vitamin brand will depend largely on our success in providing a quality online shopping experience supported by high levels of customer service. We expect to increase our expenditures on programs designed to create and maintain strong brand loyalty among customers, but we cannot be certain that our efforts will be successful.

We depend on our sole officer who comprises the entire management team at the present time.

Our success depends on hiring, retaining and integrating senior management and skilled employees in order to expand our business. We have only one officer; Damir DeBalkany, the president, secretary, chief financial officer and director of Cyber-Vitamin, who devotes approximately 25 hours per week to our business.
Loss of Mr.DeBalkany could slow the growth of our business.

Cyber-Vitamin has complete discretion in spending proceeds of this offering.

Once this offering is complete, it is possible that we may decide not to spend any of the proceeds on further development of the website and associated advertising necessary to continue operations.

We do not have an encrypted link for credit card sales.

We currently use "DC Shop" for credit card sales, which is not as secure for consumers as an encrypted link. We plan to add an encrypted link by phase two of our plan of operations, within the second year of operations, but there can be no assurance that we will do so. This may cause consumers to avoid ordering our products due to privacy and safety concerns about their credit card information.

We face intense competition in Internet vitamin sales.

We compete with numerous resellers, manufacturers and wholesalers, including other online companies as well as retail and catalog sources. Most of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The current prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond.

Consumers may not accept an online source for our products.

Our success depends on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers from traditional shopping methods to online shopping. Factors that could prevent or delay the widespread consumer acceptance of purchasing vitamins, nutritional supplements and minerals online, and consequently our ability to increase our revenues, include:

     - shipping charges, which do not apply to shopping at traditional retail stores;

     - delivery time associated with online orders, as compared to the immediate receipt of products at a physical store;

     - pricing that does not meet consumer expectations of finding "the lowest price on the Internet";

     - lack of consumer awareness of our online presence;

     - customer concerns about the security of online transactions and the privacy of personal health information;

     - product damage from shipping or shipments of wrong or expired products, which may result in a failure to establish customer trust in purchasing our products online;

     - delays in responses to customer inquiries or in deliveries to customers; and

     - difficulty in returning or exchanging orders.

Extensive governmental regulation could limit our sales or add significant additional costs to our business.

Because the online market for vitamins, nutritional supplements and minerals is relatively new, there is little common law or regulatory guidance that clarifies the manner in which government regulation impacts online sales. Governmental regulation may limit our sales or add significant additional costs to our business. The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and processes, including imposing civil penalties in the millions of dollars and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws. In addition, because we sell products outside the United States, our business is also subject to the risks associated with United States and foreign legislation and regulations relating to exports. See "Business -- Government Regulation" for additional discussion of the government regulations impacting our business.

The sale of vitamins and minerals involves product liability and other risks.

Like any other distributor or manufacturer of products that are ingested, we face an inherent risk of exposure to product liability claims if the use of our products results in illness or injury. If we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on our business. Cyber-Vitamin has no current product liability insurance. Manufacturers and distributors of vitamins, nutritional supplements and minerals have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, or the failure to obtain adequate insurance coverage would harm us by adding further costs to our business and by diverting the attention of our senior management from the operation of our business.

Some of our products contain innovative ingredients or combinations of ingredients, and there is little long-term experience with human consumption of these ingredients or combinations in concentrated form. In addition, interactions of these products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored. Although the manufacturers may perform research and tests in connection with the formulation and production of the products that we sell, there are no conclusive clinical studies regarding many of our products. We depend upon customer perceptions about the safety and quality of our products and of similar products distributed by our competitors. The mere publication of reports asserting that a particular product may be harmful may substantially reduce or eliminate sales of the product, regardless of whether the reports are scientifically supported and regardless of whether the harmful effects would be present at recommended dosages. Vitamins, nutritional supplements and minerals are subject to sharp increases in consumer interest, which in some cases stems from discussion of particular products in the popular press.

We depend on third party shippers to deliver our products in a timely manner.

Our customers cannot visit physical stores to pick up our products. Our product distribution relies instead on third-party delivery services, including the United States Postal Service and United Parcel Service. Strikes and other interruptions may delay the timely delivery of customer orders, and customers may refuse to purchase our products because of this loss of convenience.

Our present systems are inadequate to support rapid growth in user demand.

Our success depends on generating a high volume of traffic to our website. However, growth in the number of users accessing our website may strain or exceed the capacity of our computer systems and lead to declines in performance or system failure. We believe that our present systems will not be adequate to accommodate rapid growth in user demand. Increased sales volume as a result of increased traffic may exceed our supply and fulfillment capabilities. Failure to accommodate increased traffic may decrease levels of customer service and satisfaction.

We may not be able to generate sales if our website and systems are not as convenient to use as the sites of our competitors.

We must continually improve and enhance the functionality and performance of our website, order tracking and other technical systems to provide a convenient shopping experience. We must also introduce additional or enhanced features and services from time to time to attract and retain customer. Failure to improve these systems effectively or within a reasonable period of time may cause customers to visit our website less frequently or not at all. New services or features may contain errors, and we may need to modify the design of these services to correct errors. If customers encounter difficulty with or do not accept new services or features, they may buy from other online vendors and cause our sales to decline.

Our computer and communications systems may fail or experience delays.

Our success, and in particular our ability to receive and fulfill orders and provide quality customer service, depends on the efficient and uninterrupted operation of our computer systems. System interruptions may result from fire, power loss, water damage, telecommunications failures, vandalism and other malicious acts and problems related to our equipment. Our website may also experience disruptions or interruptions in service due to failures by third-party communications providers. We depend on communications providers and our website host to provide our customers with access to our website. In addition, our customers depend on their own Internet service providers for access to our website. Periodic system interruptions will occur. These occurrences may cause customers to perceive our website as not functioning properly and therefore cause them to stop using our services.

We depend on continued growth in use of the Internet and online commerce.

Our success depends upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of online users grows or bandwidth requirements increase. The Internet has experienced a variety of outages due to damage to portions of its infrastructure. If outages or delays frequently occur in the future, Internet usage and usage of our website may grow slowly or decline. Concerns about inadequate Internet infrastructure, security, reliability, accessibility, privacy and the availability of cost-effective, high-speed service also may inhibit growth in Internet usage. Even if the necessary infrastructure or technologies develop, we may incur significant costs to adapt our operating strategy. Our success also depends upon acceptance and use of online commerce as an effective medium of commerce. Widespread use of the Internet and online commerce is a recent phenomenon. A large base of consumers may not adopt and continue to use the Internet as a medium of commerce.

We may be unable to respond to rapid changes in the online commerce industry.

To be competitive, we must continue to enhance and improve the responsiveness, functionality and features of our website. Online commerce has been characterized by rapid technological change, evolving industry standards, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website, technology and systems obsolete. We must obtain licensed technologies useful in our business, enhance our existing services, develop new services and technologies that address sophisticated and varied consumer needs, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis and address evolving customer preferences. We may experience difficulties that delay or prevent our being able to respond to these changes.

Terms of offering-no escrow.

There is no escrow of any funds received by Cyber-Vitamin in this offering, and any funds received may be used by Cyber-Vitamin for any corporate purpose as the funds are received.

Related party transactions and possible conflicts of interest.

Cyber-Vitamin has engaged in transactions with certain of its officers, directors and principal stockholders. The terms of such transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in Cyber-Vitamin's favor. See "Certain Transactions."

                         USE OF PROCEEDS

The net proceeds to Cyber-Vitamin from the sale of the shares of Common stock offered are estimated to be approximately $19,500 if all shares in this offering are sold. Cyber-Vitamin intends to use these proceeds for web site promotion, working capital and general corporate purposes, as follows:





Use                               Amount


Web site development              10,000
Web site promotion                 3,500
Management salaries                    0
Employee salaries                  4,500
Working capital                    1,500
                                 --------
Total:                           $19,500

The following table shows the Company's use of proceeds if 25%,
50%, 75%, and/or 100% of the shares are sold.   Further, there
can be no assurance that any shares will be sold in this offering.

                        10%       25%        50%          75%
                        ---       -----    ------       -------

Web site development     550      1,000     2,000        6,500
Web site promotion       350        875     1,750        2,625
Management salaries        0          0         0            0
Employee salaries        450      1,125     2,250        3,375
Working capital          500      1,250     2,500        3,750
                        ------    -----     -----      -------
Totals:                $1,850    $4,250   $8,500      $16,250

The allocation of the net proceeds of the Offering set forth above represents Cyber-Vitamin's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Cyber-Vitamin's future revenues and expenditures. If any of these factors change, Cyber-Vitamin may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.
                        DIVIDEND POLICY

Cyber-Vitamin has never declared or paid cash dividends on its capital stock. Cyber-Vitamin currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

                   PRICE RANGE OF SECURITIES

Cyber-Vitamin's common stock is not listed or quoted at the present time, and there is no present public market for Cyber-Vitamin's common stock. Cyber-Vitamin has obtained a market maker who has agreed to file an application for Cyber-Vitamin's securities to be quoted on NASD OTC Bulletin Board, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that Cyber-Vitamin's stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Cyber-Vitamin's market maker's application on Form
211. Therefore, there can be no assurance that a public market for Cyber-Vitamin's common stock will ever develop.

                        CAPITALIZATION

The following table sets forth the short-term debt and capitalization of Cyber-Vitamin as of June 30, 2000. The table should be read in conjunction with the Consolidated Financial
Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

BALANCE SHEET DATA:
---------------------
                                                        2/29/2000
                                                          -------

Assets: ............................................      $   --
                                                          =======

Liabilities - Accounts Payable .....................      $   --

Stockholders' Equity:
  Common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 1,950,000 shares at June 30,
    2000 ..................................                1,950
  Paid-In Capital ..................................          --
  Retained Deficit .................................      (1,950)
                                                           ------
     Total Stockholders' Equity ....................         --
                                                           ------
      Total Liabilities and
       Stockholders' Equity ........................      $  --
                                                           ======
                            DILUTION

As of June 30, 2000, Cyber-Vitamin's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Cyber-Vitamin's tangible assets less its total liabilities. Net tangible book value per share represents Cyber-Vitamin's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 50,000 shares at an offering price of $.50 per share of Common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,500), Cyber-Vitamin's net tangible book value as of the closing of this offering would increase from $0 to $.005 per share. This represents an immediate increase in the net tangible book value of $.005 per share to current shareholders, and immediate dilution of $.995 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ......  $ 0.50
Net tangible book value per share before .............  $ 0
Increase per share attributable to new investors......  $  .005
Net tangible book value per share after offering......  $  .005
Dilution per share to new investors...................  $ 0.995
Percentage dilution......................................99.5%


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Cyber-Vitamin's Consolidated Financial Statements, including the
Notes thereto, appearing elsewhere in this Prospectus.

COMPANY OVERVIEW

Cyber-Vitamin was organized on February 1, 2000, under the original name of Exotic-Bird.com, and has just recently commenced operations. Cyber-Vitamin's original purpose was to sell exotic birds on the Internet, but it changed its business focus in June 2000, and its corporate name on July 3, 2000 to focus on its new business purpose of vitamin sales on the Internet. Cyber-Vitamin's former sole officer and director, Damir DeBalkany, resigned as officer and director on October 3, 2000, and was replaced by Robert T. Yarbray and George R. White. Cyber-Vitamin is engaged in the business of selling of vitamins from an e commerce equipped web site on the Internet. Cyber-Vitamin has virtually no operations, assets or revenue and has net losses of $1,950. Cyber-Vitamin's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

PLAN OF OPERATIONS-IN GENERAL

Cyber-Vitamin's plan of operations is to be the number one seller of vitamins on the Internet. Vitamins from retail outlets are too expensive for the average consumer, and the vitamins can be easily ordered from the Internet, because, in management's opinion, they are not the type of items which require physical inspection, as vitamins are usually packaged securely and safely, and buyers of vitamins rely on the ingredients of the vitamins rather than a physical inspection of them. We will provide a satisfaction guarantee and full refund and, if customers are not satisfied, they may return the unopened product for a full refund. Cyber-Vitamin will seek to establish an aggressive marketing plan both on the Internet and conventionally.

During the twelve month period following our June 30, 2000 financial statements, Cyber-Vitamin plans to satisfy its cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that Cyber-Vitamin will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. Cyber-Vitamin presently has no cash with which to satisfy any future cash requirements. Cyber-Vitamin will need a minimum of $10,000 to satisfy its cash requirements for the next 12 months. In order to raise this minimum amount of capital, Cyber-Vitamin depends on the success of this offering in selling at least 50% of the shares offered. We have not engaged in any private placements of our common stock to date. Cyber-Vitamin will not be able to operate if it does not obtain equity financing. Cyber-Vitamin has no current material commitments. Cyber-Vitamin depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that Cyber-Vitamin will be successful in raising the capital it requires.
Our minimum operating expenses are relatively low, and management expects that the majority of proceeds from these offerings can be invested in further development, promotion and advertising of the website, which should develop, within the next 12 months, sufficient gross revenues, estimated at $7,500 per month, to support minimum operating overhead of less than $1,000 per month. Cyber-Vitamin does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Cyber-Vitamin does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. Cyber-Vitamin has no current material commitments. Cyber-Vitamin has generated no revenue since its inception.

Cyber-Vitamin has not just recently commenced operations. It has obtained domain names for its web site, and has developed and launched an e-commerce site, www.cyber-vitamin.com, and a duplicate website at Internet-vitamin.com. The website was developed by a website developer in exchange for 100,000 common shares of Cyber-Vitamin stock. Over the next twelve months, Cyber-Vitamin plans to establish itself on over 1500 Internet search engines and Internet links. We have submitted our website name, description and search key words and have been accepted by Alta Vista, Excite, Goto.com, Lycos, Infoseek, Webcrawler, HotBot, What-U-Seek, Infomak, Northern Light, AOL Netfind, Euroferret, PlanetSearch, Rex, Anzwers, Ibcnet, Infospace, SearchKing, UK Index, Por Find, Powercrawler, Fireball, Intersearch, and over 275 links and Internet classifieds.

Cyber-Vitamin has no current plans, preliminary or otherwise, to merge with any other entity.

Cyber-Vitamin is still considered to be a development stage company, which has generated no revenue to date, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Cyber-Vitamin will be successful in raising the capital it requires through the sale of its common stock.

                            BUSINESS
IN GENERAL

Cyber-Vitamin has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.

Cyber-Vitamin's mailing address is 79811 "A" Country Club Drive,
Bermuda Dunes, CA 92201. The telephone number of its principal executive office is (800) 929-6147.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Cyber-Vitamin's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

CYBER-VITAMIN

Cyber-Vitamin is on online source for vitamin products and content related to vitamins, nutritional supplements and minerals. Our www.cyber-vitamin.com website, which was launched in August, 2000, provides a convenient and informative shopping experience for consumers desiring to purchase products that promote healthy living. We offer an extensive selection of vitamins, nutritional supplements and minerals. We sell our entire line of products at year-round discounts generally ranging from 20% to 40% off suggested retail prices.

Our strategy is to become a leading online source for vitamins, nutritional supplements and minerals by positioning ourselves on Internet links and search engines, and by conventional direct mail advertising. All conventional advertising and marketing will be done internally. We do not intend to hire an outside advertising agency. Our website developer will, in return for payment in common stock, establish a regular submission schedule to all major search engines and links to sites of similar interests to establish traffic to our website, and will, along with management, analyze weekly traffic and source reports from reporting software which monitors our websites.

The vitamin, nutritional supplement and mineral market is attractive due to its growth and margin characteristics, which we believe are high relative to other consumer product categories.
According to industry research, domestic sales of these products have grown at a 15% compounded annual rate between 1994 and 1998 to $8.9 billion.

Our e-commerce website is located at www.cyber-vitamin.com.

INDUSTRY OVERVIEW

Vitamins, nutritional supplements and minerals. According to Packaged Facts, an independent market research company, total domestic retail sales of vitamins, nutritional supplements and minerals and similar products during 1998 were approximately $8.9 billion. The vitamin, nutritional supplement and mineral market has grown at a 15% compounded annual rate for the last four years and is expected to grow at a 13% compounded annual rate from 1998 to 2003. According to Packaged Facts, this growth stems from the passage of the Dietary Supplement and Health Education Act, a growing body of scientific research showing the benefits of vitamins, the introduction of new types of nutritional supplements, increased consumer interest in nutritional and alternative medicine and changing attitudes within the medical community. Simmons Market Research Bureau estimates that, in 1998, 56% of adults in the United States used vitamins, nutritional supplements and minerals, an increase from 43% in 1993. For more information about the Dietary Supplement and Health Education Act, see "-- Government Regulation."

Channels of distribution. The vitamin, nutritional supplement and mineral market is highly fragmented. Vitamin, nutritional supplement and mineral products are sold through a number of channels, including retail, catalog/mail order, direct selling and, more recently, online commerce. Each of these channels offers a varying degree of convenience, selection, quality, information, price and privacy. Retail is the largest of these channels, accounting for 88% of sales during 1998, according to Packaged Facts. The retail channel includes food stores, drugstores and mass merchandisers, which together accounted for 50% of sales during 1998, and health/natural food stores, which accounted for 39% of sales during 1998. Direct selling accounted for 10% of sales during 1998, and catalog and online distribution accounted for the remaining 2%.

Emergence of the Internet. The Internet plays an increasingly significant role in communication, information and commerce. International Data Corporation, an independent research company, estimates that the 97 million Internet users worldwide at the end of 1998 will grow to 320 million users by the end of 2002.
The functionality of the Internet makes it an attractive commercial medium by providing features and information that have been unavailable in the past. International Data Corporation estimates that worldwide consumer online commerce will grow from approximately $11 billion in 1998 to approximately $94 billion by 2002. In addition, International Data Corporation estimates that, as the number of total Internet users grows, the number of online purchasers will grow at a compounded annual rate of 46% from 28 million in 1998 to 128 million in 2002.

The online opportunity. We believe that the Internet is uniquely qualified to become the "channel of choice" for vitamins, nutritional supplements and minerals. Using the Internet, we offer a highly efficient solution that allows customers to research a large selection of products in the convenience and privacy of their own homes so that informed purchase decisions may be made. In addition, we believe that the privacy of the Internet enables consumers to feel more comfortable in purchasing personal products, since the information conveyed is confidential. These benefits, together with the convenience of being able to shop 24 hours per day, seven days per week, the ability to reorder products easily and the availability of a large product selection make the Internet an excellent distribution channel for these products. In November 1998, Packaged Facts called the World Wide Web an "ideal place" to market vitamins, nutritional supplements and minerals, due in part to the low shipping cost relative to the value of the products, as well as the capability of providing detailed information about a large number of products.

The number of online consumers is growing rapidly and includes "baby boomers" in the age bracket 37-55, who are concerned about health and nutrition and whose discretionary income is relatively high. According to a Harris Poll featured in USA Today, nearly 70% of Internet users have researched a disease or medical condition online. Cyber Dialogue estimates that the number of adults in the United States searching online for health and medical information will grow from approximately 17 million during the year ended July 1998 to approximately 30 million during the year ending July 2000. In addition, 32% of Internet users shopped online for health-related products during the six months ended February 1999, according to Forrester Research. We believe that the demographics of those who use vitamins, nutritional supplements and minerals and those who use the Internet are highly correlated, with high income, a college degree and a professional occupation being common traits.

BUSINESS STRATEGY

Our goal is to make Cyber-vitamin.com a comprehensive online source for products and information about vitamins, nutritional supplements and minerals. To achieve this goal, we are focusing on the following objectives:

     -Offer a large selection of products and provide a convenient shopping experience

By offering an extensive selection of quality products, together with access to product and health-oriented information, we believe that we make our products accessible to a wide range of consumers whose level of interest and knowledge ranges from casual to sophisticated. The easy-to-use search capabilities of our website and its flexible database structure allow customers to tailor the breadth of product choice. We provide consumers with the ability to shop 24 hours per day, seven days per week.

     -Offer compelling content and information. As we enhance our website, we will provide information about vitamins, nutritional supplements and minerals, and hyperlinks to credible third-party information sources about health and nutrition on well-known health-related websites, such as www.drkoop.com, www.drweil.com, www.InteliHealth.com and www.onhealth.com.

GROWTH STRATEGY

Our growth strategy focuses on maximizing the lifetime value of our customers by establishing ourselves as a "trusted provider" of vitamins, nutritional supplements and minerals and by creating long-term customer relationships. We believe that this strategy will build customer loyalty, encourage repeat purchases, increase average order size and produce recurring revenues. In order to maximize the lifetime value of our customers, we believe that we must:

     - generate high levels of interest and awareness of the Cyber-Vitamin brand to encourage consumers to try online purchasing;

     - build customer trust in the Cyber-Vitamin brand;

     - provide helpful product information to facilitate informed purchases; and

     - reward customer loyalty.

The key elements of our growth strategy include:

     --Acquire new customers. Our objective is to attract new customers through aggressive marketing initiatives and strategic relationships that generate awareness of the Cyber-Vitamin brand as a comprehensive online source for both products and hyperlinks to credible third-party information sources.

     - Accelerate marketing initiatives. We plan to utilize a broad range of advertising and marketing programs to build awareness of Cyber-Vitamin.com as a comprehensive online source for products and information. We will use these programs to communicate the value proposition of our website and to encourage new customers to experience online buying. Our marketing initiatives will include online and traditional media, and others and direct and database marketing.

     - Build strategic relationships. We will attempt to build new strategic relationships to enhance the Cyber-Vitamin brand. Our goal is to maximize customer retention and to increase order frequency and size across our customer base. Through a combination of quality products, price and service, coupled with the personalization capabilities of the Internet, we plan to build relationships with our customers that will meet their lifetime purchasing needs for vitamins, nutritional supplements and minerals. We intend to promote customer retention and growth by utilizing the following strategies:

     - Utilize customer database for target marketing. We plan to develop and target a customer database with e-mail marketing messages designed to stimulate repeat purchases and increased spending. Our database will contain a detailed customer information about the preferences and purchasing patterns of our online customers.

     - Enhance customer experience. To enhance the purchasing experience, we intend to invest in technology, such as customization features, and to increase our offerings. We will use customer feedback and transaction histories to expand our product offerings and to pursue additional revenue opportunities. In addition, we will build strategic relationships and licensing arrangements to expand our content offerings.

TIMING ON STRATEGY AND GOALS

The accomplishment of our goals depends on the raising of capital. It is anticipated that, if this offering is successful in selling all of the 50,000 shares offered, we will have enough capital to satisfy our cash requirements for the next twelve months. With this capital, we will be able to launch our Internet campaign to build awareness of our brand, and our banner advertising and improve our website by making it easier to use, more secure with advanced encryption technology, and more informative. This is the first phase of the accomplishment of our goals. Our second phase includes the acceleration of our marketing activities by conventional direct advertising, the establishment of strategic relationships and the expansion of our supplier base, which can only be accomplished by hiring additional clerical personnel and by the raising of additional capital, which we plan to accomplish by private placements of common stock. There are no commitments to purchase any of our common stock in a private placement, but we do have private sources to solicit for private placement capital. The successful private placement of our common stock depends upon us establishing a quote for our stock on a national quotation service such as the pink sheets or the NASD Bulletin Board, and there can be no assurance that this can be accomplished. We will continue to rely upon Internet expertise of outside technicians in return for common stock for the improvement of our website and the launching of our Internet campaign to build awareness of our brand, in the event we are unable to raise sufficient capital. The cost of the second phase is estimated by management to be a minimum of $100,000 to a maximum of $250,000. There can be no assurance that we will be able to raise this capital. Management estimates that the first revenues will appear in February, 2001, approximately six months after efforts to establish our website on the most popular search engines.

THE CYBER VITAMIN ONLINE EXPERIENCE

We provide consumers with a comprehensive online source for vitamins, nutritional supplements and minerals. We believe that our website offers attractive benefits to consumers, including convenience, ease of use, privacy, broad product selection and we
intend to add more relevant product information.    Cyber-Vitamin
will avoid customer service problems by offering a money back if not satisfied guarantee, and providing free expedient shipping of product.


     Features and capabilities. We emphasize ease of use and efficiency. We intend to provide a wide range of consumers -- from the casual to the sophisticated consumer of vitamins, nutritional supplements and minerals -- with immediate access to the products and information that will promote an informed purchase. Our website features full keyword search functionality and other capabilities that enable customers to search for and select products quickly and reliably.

     - Online ordering. We provide customers with the ability to place their orders easily and to gather a variety of items in their online shopping carts for rapid checkout. Website functionality allows customers to compare the prices of various options and to select those that best meet their personal criteria for price, brand and size. We offer next-business-day shipping.

     -Products. We offer consumers a broad and deep complement of quality products at competitive prices. Our year-round discount generally ranges from 20% to 40% off suggested retail prices. The primary product categories include:

     - Vitamins, nutritional supplements and minerals. Vitamins, nutritional supplements and minerals are our largest category. Our extensive vitamin line includes vitamins A, B, C, D, E and K in a variety of forms and doses. We also feature all major and trace minerals, including calcium, boron, zinc, selenium, chromium, magnesium and potassium. We offer vitamins and minerals alone and in combinations to address the specific lifestyle, age and gender needs of our customers. Our nutritional supplement line includes glucosamine and chondroitin sulfate, coenzyme Q
10, essential fatty acids, carnitine, phosphatidylserine and numerous antioxidants.


ADVERTISING AND MARKETING

We intend to pursue comprehensive advertising and marketing campaigns. We have begun to implement an aggressive online advertising and marketing campaign to increase awareness of the Cyber-Vitamin brand and to acquire new customers through multiple channels, including traditional and online advertising, direct marketing and expansion and strengthening of our strategic relationships. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition. In addition to the specific strategies discussed below, we will seek to maximize the lifetime value of our customers by focusing on purchase frequency and customer retention.

Traditional and online advertising. We intend to pursue a traditional media-based advertising campaign that may include television, radio, print, outdoor and event-based advertising, as well as an aggressive online campaign to build consumer awareness of our website.

Cyber-Vitamin will seek to promote its web site and attract visitors to it by becoming predominant on major search engines and banner advertisements. In addition, Cyber-Vitamin will promote its web site and its products by conventional advertising and marketing.

To help achieve its sales goals, Cyber-Vitamin plans to implement an aggressive online marketing campaign. The objective will be to name awareness for Cyber-Vitamin in the online community and to continually acquire new visitors to its Web site. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Cyber-Vitamin's online campaign will target sites that generate high traffic from Internet users who fit Cyber-Vitamin's customer profile. In order to create this market presence and increase customer awareness, Cyber-Vitamin intends to promote its Web site on the most effective search engines, directories and promotional sites the Internet offers. However, there can be no assurance that it will implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure Cyber-Vitamin is listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to software sales. The reason for this is that many new e commerce consumers seeking vendors of merchandise will perform searches on the major search engines for information. Of course, there can be no assurance that Cyber-Vitamin can obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. Cyber-Vitamin will review its site data to optimize its listing. Once the site data has been perfected, Cyber-Vitamin's site will be submitted to the top 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of Cyber-Vitamin's Internet program, targeted links with sites of similar interest is another powerful method of obtaining visitors that are interested in Cyber-Vitamin's site. Cyber-Vitamin will search for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Cyber-Vitamin's Web site.

Cyber-Vitamin intends to design a professional banner and place it with various sites and banner exchange facilities on a "reciprocal" basis, at no charge to Cyber-Vitamin. Cyber-Vitamin also plans to purchase online ad banners on highly trafficked Web sites that appeal to Cyber-Vitamin's target audience. We have not yet placed banners on any sites.

Cyber-Vitamin intends to announce its products and services on the Web in press releases through PR Newswire. Favorable articles or editorial pieces about Cyber-Vitamin's Web site can generate tremendous visibility and opportunity to sell its products and services. Cyber-Vitamin will e-mail its press releases to targeted publications selected from a database of over 30,000 media resources. We will send our e mail press releases to approximately 1,000 media resources. Press releases can be distributed within 72 hours.


COMPETITION

The vitamin, nutritional supplement and mineral market is highly fragmented and competitive. In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. We expect competition to intensify in the future because current and new competitors can launch websites at a relatively low cost.

We compete with a variety of companies, including health/natural specialty retailers, drugstores, supermarkets and grocery stores and mass merchant retailers. Our competitors operate in one or more distribution channels, including online commerce, retail stores, catalog operations or direct selling. The companies referred to below are market leaders in this industry. We currently have a weak competitive position compared to these companies.

   - Health/natural specialty retailers. This category is highly fragmented and includes local, regional and national chains, as well as catalog marketers and online retailers. The largest participant in this sector is General Nutritional Centers, which has a nationwide presence and recently launched a website. Another large competitor is NBTY, which sells exclusively private-label products through its Puritan's Pride and Nutrition Headquarters mail order catalogs and its Vitamin World retail stores. NBTY also sells through separate Vitamin World and Puritan's Pride websites. In addition, Rexall Sundown, a large manufacturer of vitamins, nutritional supplements and minerals, sells directly to consumers through both catalog and direct mail operations. Competitors focusing exclusively on online operations include www.MotherNature.com and www.GreenTree.com. Another significant competitor is The Vitamin Shoppe, and the affiliated, Vitaminshoppe.com, who has recently launched their own website. All of these competitors have greater financial resources, product sourcing and experience than Cyber-Vitamin and there can be no assurance that Cyber-Vitamin will be able to compete successfully on the same scale as these potential competitors.

   - Drugstores. This category is dominated by national chains, such as Walgreen's, CVS and RiteAid. Most national chains have a limited online presence, if any. Others have recently acquired an online presence, as CVS did when it acquired www.soma.com and
RiteAid did when it invested in   www.drugstore.com. Recent
online entrants include www.drugstore.com and www.planetRx.com. This category currently offers a moderate selection of vitamins, nutritional supplements and minerals, focusing instead on prescriptions and over-the-counter products.

   - Supermarkets and grocery stores. This category includes traditional supermarkets, such as Safeway and Kroger, and natural-food markets, such as Whole Foods and Wild Oats. Some of these companies have entered the online market with a limited offering of vitamins, nutritional supplements and minerals. Online grocery stores, such as www.Peapod.com and www.netgrocer.com, also compete against us. This category generally offers a limited selection of vitamins, nutritional supplements and minerals and infrequent discounts.

   - Mass merchant retailers. This category is dominated by companies such as Wal-Mart, Kmart and Target, which have extensive retail locations but limited online presence. These chains offer attractive pricing on vitamins, nutritional supplements and minerals but have limited selection at retail stores and offer little product information. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may develop products or services that are equal or superior to our solutions and may achieve greater market acceptance than we do. In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with online competitors or suppliers as the use of the Internet increases.

THE PRODUCTS

Vitamins and minerals.

Vitamins and minerals are sold in single vitamin and multi-vitamin form, and in different potency levels. Products are produced in tablets, soft gelatin and hard-shell capsules and powder forms. We obtain our products from nationally known suppliers; Twin Laboratories, Inc. and Natrol, Inc. We have no written agreements with our suppliers.

These vitamins and nutritional products include acidophilus, amino acid products, antioxidants, B-Complex vitamins, Vitamin C products, Vitamin E products, Vitamins, A,D, and K, Bee products, beta carotene, calcium products, chondroitin/glucosamine, chromium, coenzyme Q-10, cranberry products, Echinacea/goldenseal, EPA and Fish oils, evening primrose, linseed, garlic, ginkgo biloba, ginseng, Grapeseed/pycnogenol, L-Carnitine, Lecithin, Milk Thistle, Mineral products, MSM products, multiple vitamins, saw palmetto, selenium, shark cartilage, and St. John's Wort.

Sports Nutrition Products.

Sports nutrition products are food and dietary supplements designed to be taken in conjunction with a fitness program. Management believes that these products, which include various protein and weight gain powders, sports drinks, sports bars, and high potency vitamin formulations, appeal to consumers who are engaged in regular exercise, including athletes who are in training to gain weight and develop their physique. Over 200 different sports nutrition products will be offered by Cyber-Vitamin.

Warehousing and Distribution

Cyber-Vitamin will distribute its products to the consumer by mail after order directly from a small warehouse/storage facility operated by us. It is Cyber-Vitamin's policy that all products received from suppliers be reviewed by Cyber-Vitamin's personnel prior to sale to assure that such products and their labels are reviewed for compliance with federal law.

GOVERNMENTAL REGULATION

The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the Food and Drug Administration, Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities are also regulated by various agencies of the states and localities in which the Company's products are sold. The FDA, in particular, regulates the formulation, manufacture, and labeling of dietary supplements. Principally through the efforts of the dietary supplement industry, on October 25, 1994, the Dietary Supplement Health and Education Act of 1994 was signed into law. The law amends the Federal Food, Drug, and Cosmetic Act and, in the judgment of the Company, is favorable to the dietary supplement industry. First and foremost, the legislation creates a new statutory class of "dietary supplements". This new class includes vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet. A dietary supplement which contains a new dietary ingredient, one not on the market as of October 15, 1994, will require evidence of a history of use or other evidence of safety establishing that it will reasonably be expected to be safe, such evidence to be provided by the manufacturer or distributor to the FDA before it may be marketed. The legislation also recognizes the need for the dissemination of information about the link between nutrition and health and provides that publications, which are not false and misleading and present a balanced view of available scientific information on a dietary supplement, may be used in connection with the sale of dietary supplements to consumers. Among other changes, the new law prevents the further regulation of dietary ingredients as "food additives" and allows the use of statements of nutritional support on product labels and in other labeling.

On September 23, 1997, the FDA issued final new regulations to implement the 1994 legislation. Among other things, these new regulations establish a procedure for dietary supplement companies to notify the FDA about the intended marketing of a new dietary ingredient or about the use in labeling of statements of nutritional support. The regulations also establish a new format for nutrition labeling on dietary supplements. The new format became mandatory on March 23, 1999.

EMPLOYEES

Cyber-Vitamin presently employs its President, Secretary and Director, Robert T. Yarbray, its Chief Financial Officer, George
R. White, and a clerical employee, Jeffrey Volpe, who each devote approximately 20 hours per week, on the business of Cyber-
Vitamin.

PROPERTIES

Cyber-Vitamin has an oral agreement with Cyber-Vitamin president for use of office space at 79811 "A" Country Club Drive, Bermuda Dunes, California, telephones and secretarial services supplied free of charge to Cyber-Vitamin. Cyber-Vitamin owns its Internet Web site, and the Internet domain names, www.cyber-vitamin.com and Internet-vitamin.com.

PATENTS

Cyber-Vitamin has no patents or trademarks. Cyber-Vitamin owns the domain names, www.cyber-vitamin.com and www.internet-vitamin.com.

LEGAL PROCEEDINGS

Cyber-Vitamin is not subject to any pending litigation, legal proceedings or claims.


                         MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Cyber-Vitamin serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Cyber-Vitamin are as follows:

Name                     Age                Position
----                     ---                --------
Robert T. Yarbray         58                President, Secretary
                                            Director,

George R. White           51                Treasurer, Director

Robert T. Yarbray. Mr. Yarbray is the current President, Secretary, and Director of Cyber-Vitamin, and has been since his appointment to the Board of Directors on October 3, 2000. From 1997 through March, 1998, he served as President, Chief Executive Officer and Director of Stop-N-Sock, Ltd. From May, 1993 through October, 1997, he served as President of National Public Phones, Inc., and as President of Las Vegas Corporate Services, Inc.

George R. White is the current chief financial officer and director of Cyber-Vitamin, since October 3, 2000. He is also President, Chief Executive Officer and Chief Financial Officer and Director of Specialized Leasing, Inc., since June, 2000. From January, 1985 through 1999 he served as Vice President, Finance of Cooper Market, Ltd., in Kamloops, Canada. Mr. White has been a Chartered Public Accountant in Canada for the past 26 years, and is a Certified Public Accountant.




EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid by the Company to its Chief Executive Officer and all other executive officers for services rendered to date. No salaries are being paid at the present time. There were no grants of options or SAR grants given to any executive officers during the current fiscal year.

 Annual Compensation
 -------------------
 Name and Position  Salary           Bonus      Deferred Salary

 Robert T. Yarbray  1,610,000 shares   -0-       -0-
 -------

Cyber-Vitamin has made no provisions for cash compensation to its officers and directors. Cyber-Vitamin's management received 1,610,000 shares or restricted stock as a retainer for future services and in exchange for Cyber-Vitamin's business plan. These 1,610,000 shares have been accepted as full compensation for management's services for the first year of operation.

EMPLOYMENT AGREEMENTS

Cyber-Vitamin has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Cyber-Vitamin's board of directors.

PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Cyber-Vitamin's Common stock as of June 30, 2000, by (I) each person known by Cyber-Vitamin to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Cyber-Vitamin, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.
                          Shares          Percent     Percent
                          Beneficially    Before      After
                          Owned           Offering   Offering
                          ------------    --------    --------
Name and Address
of Beneficial Owner
-------------------
Robert T. Yarbray           1,610,000       82.56%      80.5%
451 E. Main Street
Ventura, CA 93001

Richard Tearle             100,000           5%        5%
1216 State Street #305
Santa Barbara, CA 93101

Officers and Directors
as a Group                 1,610,000       82.56%     80.5%
------------


 (1) Table is based on current outstanding shares of 1,950,000.


CERTAIN TRANSACTIONS

In connection with organizing Cyber-Vitamin, on February 1, 2000, Damir De Balkany was issued 1,610,000 shares of restricted common stock in exchange for services, his first years' salary, the business plan of Cyber-Vitamin, and Cyber-Vitamin's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having
superior access to all corporate and financial information.   The
amount of shares issued in exchange for the business plan, the website domain name and the first years' salary was arbitrary, as we have not yet established a market for our common stock, but the minimum value was estimated to be $16,100. $5,100 of this was allocated to the business plan and domain names, which were acquired on February 1, 2000, and 11,000 to salary, which covers services to be rendered by Mr. De Balkany up to and including
January 31, 2001.   Under Rule 405 promulgated  under the
Securities Act of 1933, Mr. DeBalkany may be deemed to be promoters of Cyber-Vitamin. No other persons are known to Management that would be deemed to be promoters. On February 1, 2000, in exchange for web site development services rendered to Cyber-Vitamin's web sites, Cyber-Vitamin issued 100,000 shares of its common stock under Section 4(2) of the Securities Act of 1933, to a non-sophisticated investor with full access to all corporate information.

On October 3, 2000, Mr. DeBalkany transferred all of his 1,610,000 shares of restricted common stock to Robert T. Yarbray, a sophisticated investor, having superior access to all corporate and financial information, in reliance upon the exemption from registration commonly known as the Section 4 (1 1/2) exemption, and resigned from the Board of Directors.

On February 1, 2000, Cyber-Vitamin issued 90,000 shares of its common stock to Kenneth G. Eade, counsel to Cyber-Vitamin, under
Section 4(2) of the Securities Act of 1933, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

On February 1, 2000, Cyber-Vitamin issued 75,000 shares to Richard Day, and 75,000 shares to Jeffrey Volpe, in exchange for corporate consulting services and clerical services, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

                    DESCRIPTION OF SECURITIES

The authorized capital stock of Cyber-Vitamin consists of 100,000,000 shares of Common stock, $.001 par value per share.
Upon consummation of this Offering, there will be outstanding
2,000,000 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Cyber-Vitamin's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common stock are, and the Common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

There are approximately 5 shareholders of record as of the date of this prospectus.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Cyber-Vitamin's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     1. Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     2. Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     3. Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

     4. The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Cyber-Vitamin's stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is American Registrar & Transfer Co., 342 E. 900 South,
P.O. Box 1798, Salt Lake City, Utah 84110.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, Cyber-Vitamin will have 2,000,000 shares of Common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Cyber-Vitamin), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Cyber-Vitamin, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Cyber-Vitamin without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Cyber-Vitamin's shares of common stock. However, Cyber-Vitamin's market maker, National Capital, will file an application for a quotation with the NASD Bulletin Board, contingent upon the effectiveness of the registration statement of which this prospectus is a part. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the
States of New York,   California, Florida and in the District of
Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Robert T. Yarbray, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

The offering of the Shares shall terminate on April 15, 2001.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

We have not applied for a listing, but have an oral agreement with National Capital to file a Form 211 with the NASD for a quotation of our securities. There is no established public market for Cyber-Vitamin's common stock, and the offering price has been arbitrarily determined. There can be no assurance that a public market for the common stock will ever develop.

The first $5,500 in capital raised from this offering will be used to pay the costs of the offering. Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account. There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

                         LEGAL MATTERS

The validity of the Common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.

                           EXPERTS

The Financial Statements of Cyber-Vitamin as of June 30, 2000 included in this Prospectus and elsewhere in the Registration Statement have been audited by Roger G. Castro, independent public accountant for Cyber-Vitamin, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                   ADDITIONAL INFORMATION

Cyber-Vitamin has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW,
Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Cyber-Vitamin will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS

CYBER-VITAMIN.COM

Independent Auditor's Report ........................   F-1
Balance Sheets
 June 30, 2000 ......................................   F-2

Statements of Operations
 From 2/1/00 (inception) to
 June 30, 2000 ......................................   F-3

Statements of Changes in Stockholders' Equity
 From 2/1/00 (inception) to
June 30, 2000 .......................................   F-4

Statements of Cash Flows
 From 2/1/00 (inception) to
June 30, 2000 .......................................   F-5

Notes to Consolidated Financial Statements ..........   F-6

[CAPTION]


                   INDEPENDENT AUDITORS' REPORT
                        CYBER-VITAMIN.COM
                  (A Development Stage Company)

I have audited the accompanying balance sheets of Cyber-Vitamin.com (a development stage company) as of June 30, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period inception (February 1, 2000) to June 30, 2000. These financial statements are the responsibility of Cyber-Vitamin's management. Our responsibility is to express an opinion on these financial statements based on our audits.

I conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyber-Vitamin.com, Inc. (a development stage company) as of June 30, 2000, and the results of its operations and its cash flows for the month ended June 30, 1999 in conformity with generally accepted accounting principles.

ROGER G. CASTRO
___________________
Roger G. Castro
Certified Public Accountants
Oxnard, California
September 26, 2000










                                   CYBER-VITAMIN.COM
                              (A DEVELOPMENT STAGE COMPANY)
                                      BALANCE SHEETS

                                                    June 30, 2000
                                                   -----------------

Assets: ............................................      $  --
                                                          =======
Liabilities - Accounts Payable .....................      $  --
                                                          -------
Stockholders' Equity:
  Common stock, Par value $.001

    Authorized 100,000,000 shares,
    Issued 1,950,000 shares at June 30, 2000               1,950
  Paid-In Capital ..................................        --
 Cumulative Net loss................................      (1,950)
                                                          -------
     Total Stockholders' Equity ....................        --
                                                          -------
     Total Liabilities and

       Stockholders' Equity ........................      $ --
                                                          =======

            These notes are an integral part of these financial statements.


                                    Cyber-Vitamin.com
                              (A DEVELOPMENT STAGE COMPANY)
                                 STATEMENTS OF OPERATIONS

                                                                      Cumulative
                                                                      Since
                                                                      Inception
                                                 For the month ended  of
                                                 June 30, 2000        Development
                                                 -----------------    Stage
                                                                      ----------

Revenues: ..................................      $         --        $   --

Expenses:

Professional fees                                 $      1,000        $ 1,000

General and Administrative Expenses: ....                  950            950

Total  1,950   1,950
                                                         -----       ----------

     Net Loss ..............................       $    (1,950)       $(1,950)
                                                         -----       ----------
Loss per share .............................       $        --        $  --
                                                     =====       ==========
      The accompanying notes are an integral part of these financial statements.


                                    Cyber-Vitamin.com
                              (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF STOCKHOLDERS' EQUITY
                             FOR THE MONTH ENDING JUNE 30, 2000

                           Common stock                   Additional
                           Number of Shares     Amount      Paid in       Retained
                                                            Capital       (Deficit)  Total
                          -------------------   ------      --------      ---------  -----

Common stocks issued        1,950,000           $1,950         $--       $1,950     $--

Net loss for
Balance 2/29/2000           1,950,000           $1,950         $--       $(1,950)   $--
                          -------------------   ------      --------      ---------  -----


         The accompanying notes are an integral part of these financial statements.











                                    Cyber-Vitamin.com
                               (A DEVELOPMENT STAGE COMPANY)
                                 STATEMENTS OF CASH FLOWS
                                                                         Cumulative
                                                                         Since
                                                                         Inception of
                                                    For the month ended  Development
                                                    June 30, 2000        Stage
                                                    -------------------  ------------
CASH FLOWS FROM OPERATING
ACTIVITIES:

Operating Activities
Net Loss ............................................   $(1,950)         $ (1,950)
                                                         -------         ------------
  Net Cash Used provided by operating activities . ...   (1,950)           (1,950)
                                                         -------         ------------
CASH FLOWS FROM FINANCING
ACTIVITIES:

Common stocks issued                                      1,950             1,950

                                                         -------         ------------
Net Cash Provided by

  Financing Activities ..............................    1,950              1,950
                                                         -------         ------------

Cash and Cash Equivalents
  at Beginning of Period ............................      --                --
                                                        -------         ------------
Cash and Cash Equivalents
  at End of Period .................................. $   --          $    --
                                                         =======       ============

       The accompanying notes are an integral part of these financial statements.



























[CAPTION]
                       Cyber-Vitamin.com
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
              FROM 2/1/00 (INCEPTION) TO June 30, 2000

NOTE 1. DESCRIPTION OF THE BUSINESS
Cyber-Vitamin was incorporated under the laws of the state of California on February 1, 2000, under the original name of Exotic-Bird.com. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California including, without limitation, to provide sales of vitamins on the Internet.

Cyber-Vitamin has been in the development stage since its formation on February 1, 2000. Planned principal operations have only recently commenced since then, but Cyber-Vitamin has not generated any significant revenue.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A.  Cyber-Vitamin uses the accrual method of accounting.

B. Revenues and are recognized and recorded when ordered goods are paid for by credit card. Expenses are realized and recorded when invoiced.

C. Cyber-Vitamin considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. Cyber-Vitamin currently has no cash equivalents.

D. Basic and Diluted Earnings Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully Diluted Earnings Per Shares shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

E. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 3. INCOME TAXES
Cyber-Vitamin has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Cyber-Vitamin has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met.

Cyber-Vitamin shares office space and telephone services of the President of Cyber-Vitamin at no charge.

NOTE 5.  FISCAL YEAR END. Cyber-Vitamin's fiscal year end is
December 31st.

NOTE 6. RELATED PARTY TRANSACTIONS. Cyber-Vitamin issued unregistered common stock to its President, in exchange for services as President, Secretary and Treasurer, and to non management consultants and employees in exchange for their services. The issuance of shares were recorded at their fair market value of par value. This is deemed appropriate, rather than recording the issuance of shares at the offering price, since Cyber-Vitamin's shares have no current book value.

-----------------------------------------------------------------
-----------------------------------------------------------------

No dealer, salesperson, or other person has been authorized to give any information or to make any representations in connection with this offering other than contained in this prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by Cyber-Vitamin. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of any offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The information in this prospectus may be accurate only on the date of this prospectus, even if this prospectus is delivered to you or you buy common stock after that date. Until
            , 2000 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.


                    ------------------------




                       TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
Prospectus Summary..............................        1
Risk Factors....................................        3
     We have no operating history and may not be
     Successful in facing early stage challenges        3
     We have incurred a net loss in each quarter
     since inception and expect to incur net losses
     for the foreseeable future..................       4
     Our success depends on generating awareness of
     the Cyber-Vitamin brand.....................       4
     We may need additional capital to fund our
     expected needs for working capital and capital
     expenditures.................................      4
     We must establish our brand quickly and cost-
     effectively in online commerce to be competitive   5
     We depend on our sole officer who comprises the
     entire management team at the present time......   5
     Cyber-Vitamin has complete discretion in spending
     the proceeds of this offering...................   6
     We face intense competition in Internet vitamin
     Sales...........................................   6
     Consumers may not accept an online source for
     our products....................................   6
     Extensive governmental regulation could limit
     our sales or add significant additional costs...   7
     The sale of vitamins and minerals involves
     product liability and other risks..............    7
     We depend on third party shippers to deliver our
     products in a timely manner..................      8
     Our present systems are inadequate to support
     rapid growth in user demand..................      8
     We may not be able to generate sales if our
     website and systems are not as convenient to use
     as the sites of our competitors...............     9
     Our computer and communications systems may
     fail to experience delays.....................     9
     We depend on continued growth in use of the
     Internet and online commerce..................     9
     We may be unable to respond to rapid changes in
     the online commerce industry..................     10
     Terms of offering-no escrow...................     10
     Related party transactions and possible
     conflicts of interest......................        10

Use of Proceeds.................................        12
Dividend Policy.................................        13
Price Range of Securities.......................        13
Capitalization..................................        13
Dilution........................................        14
Selected Financial Data.........................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        14
Business........................................        17
Management......................................        27
Certain Transactions............................        29
Principal Stockholders..........................        30
Description of Securities.......................        30
Shares Eligible for Future Sale.................        32
Plan of Distribution............................        33
Legal Matters...................................        34
Experts.........................................        34
Index to Financial Statements...................        35



                       Cyber-Vitamin.com
                 50,000 SHARES OF Common stock
                          -------------

                           Prospectus

                          -------------

                          October 15, 2000

-----------------------------------------------------------------
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                           PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of Cyber-Vitamin's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Cyber-Vitamin's Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. Cyber-Vitamin's
By-laws also contain a provision for the indemnification of Cyber-Vitamin's directors.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration
Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...................................$     6.60
Printing and engraving expenses........................$   500
Accounting fees and expenses...........................$ 1,000
Legal fees and expenses (other than Blue Sky)........  $ 1,993.40
Blue sky fees and expenses
(including legal and filing fees)..................... $ 1,000
Miscellaneous......................................... $ 1,000
                                                       ----------
    Total........  ................................... $5,500
                                                       ----------
                                                      ----------
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Cyber-Vitamin within the past three years and were not registered under the Securities Act. In connection with organizing Cyber-Vitamin, on February 1, 2000, Damir De Balkany was issued 1,610,000 shares of restricted common stock, valued at par value for an aggregate value of $1,610, in exchange for services, the business plan of Cyber-Vitamin, and Cyber-Vitamin's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. De Balkany may be deemed to be promoters of Cyber-Vitamin. No other persons are known to Management that would be deemed to be promoters.

On October 3, 2000, Mr. DeBalkany transferred all of his 1,610,000 shares of restricted common stock to Robert T. Yarbray, a sophisticated investor, having superior access to all corporate and financial information, in reliance upon the exemption from registration commonly known as the Section 4 (1 1/2) exemption, and resigned from the Board of Directors.

On February 1, 2000, in exchange for web site development services rendered to Cyber-Vitamin's web sites, Cyber-Vitamin issued 100,000 shares of its common stock valued at $100, in reliance upon Section 4(2) of the Securities Act of 1933, to a non- sophisticated person, who had superior access to all corporate and financial information, including the our business plan and minutes, by-laws and articles of incorporation.

On February 1, 2000, Cyber-Vitamin issued 90,000 shares of its common stock, valued at $90, to Kenneth G. Eade, counsel to Cyber-Vitamin, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information, in exchange for legal services rendered. Mr. Eade is a sophisticated investor who had access to all corporate information.

On February 1, 2000, Cyber-Vitamin issued 75,000 shares, valued at $75, to Richard Day, in reliance upon Section 4(2) of the Securities Act of 1933, to a sophisticated person (an attorney and stock transfer agent) having superior access to all corporate and financial information, consisting of written information which includes a business plan containing all of the information contained in the registration statement and the our articles of incorporation, initial minutes and by-laws. On February 1, 2000, Cyber-Vitamin issued 75,000 shares to Jeffrey Volpe, in exchange for clerical services, in reliance upon Section 4(2) of the Securities Act of 1933, to a sophisticated person, who is a corporate officer of several public companies, and who had superior access to all corporate and financial information, including our business plan, initial minutes, by-laws, and articles of incorporation.

ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration Statement:

  EXHIBIT
  NUMBER                 DESCRIPTION
-----------             -------------------------------------

       3.1              Articles of Incorporation
       3.2              Amendment to Articles of Incorporation
       3.4              By-Laws
       4.1              Form of Common stock Certificate
       5.1               Opinion of Kenneth G. Eade, Esq.,
                        Attorney at Law (including  consent)
       6.1              Specimen of Stock Certificate
      10                Resignation of Damir DeBalkany
      23.1              Consent of Independent Accountant
      23.2              Consent of Kenneth G. Eade
                        (filed as part of Exhibit   5.1)

                    ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration
Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

   (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cyber-Vitamin pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Cyber-Vitamin has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Cyber-Vitamin of expenses incurred or paid by a director, officer or a controlling person of Cyber-Vitamin in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Cyber-Vitamin under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on July 6, 2000.


Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

      Cyber-Vitamin.com

      Robert T. Yarbray
 By______________________________________________
 Robert T. Yarbray, President and Director
 Date: October 4, 2000

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

    Robert T. Yarbray
 ____________________________________________________
 Robert T. Yarbray, President/Secretary/Director
 Date: October 4, 2000

     George R. White

______________________________________________________

George R. White, Chief Financial Officer, Director
Date: October 4, 2000





[CAPTION]
Exhibit 3.1
ARTICLES OF INCORPORATION
ENDORSED-FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA
Feb-1 2000
BILL JONES, SECRETARY OF STATE

          ARTICLES OF INCORPORATION OF EXOTIC-BIRD.COM

FIRST: The name of the corporation is: EXOTIC-BIRD.COM

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of this corporation's initial agent for service of process is:
KENNETH G. EADE, 827 State Street, Suite 26, Santa Barbara, California 93101 FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
FIFTH: This corporation is authorized to issue only one class of shares of stock, all common; and the total number of shares which this corporation is authorized to issue is 100 Million (100,000,000).

I hereby declare that I am the person who executed the foregoing
Articles of Incorporation which execution is my own act and deed.

Executed January 25, 2000 at Santa Barbara, California.

 KENNETH G. EADE
 __________________________
 KENNETH G. EADE










[CAPTION]
EXHIBIT 3.2
                AMENDMENT TO ARTICLES OF INCORPORATION
                     CERTIFICATE OF AMENDMENT TO
                    ARTICLES OF INCORPORATION OF
                          EXOTIC-BIRD.COM
                      A California corporation

     The undersigned hereby certifies as follows:

ONE: That they are the President and Secretary, respectively, of
EXOTIC-BIRD.COM,  a California corporation.      TWO: That, at a
meeting of the Shareholders and the Board of Directors on July 3, 2000, the Corporation resolved to amend Article III of its
Articles of Incorporation, as follows:      RESOLVED, that the
Corporation amend its Articles of Incorporation, Article One, as follows: "Article One: The name of this corporation is:

                         CYBER-VITMAIN.COM

     THREE: This amendment was approved by the required vote of shareholders in accordance with the corporations law of the state of California. The total number of outstanding shares of each class entitled to vote for the amendment is: One Million, Nine Hundred Fifty Thousand (1,950,000) shares. The number of shares of each class voting for the amendment equaled or exceeded the vote required, that being fifty (50%) percent. The amendment was approved by a vote of One Million Nine Hundred Fifty thousand (1,950,000) shares, equaling 100% of all shares entitled to vote.

Dated: July 5, 2000
__________________________________
Robert T. Yarbray,  President




Dated: July 5, 2000
__________________________________
JEFFREY VOLPE, Secretary

We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.


 Robert T. Yarbray, President


__________________________________
JEFFREY VOLPE, Secretary

[CAPTION]
EXHIBIT 3.4
BY-LAWS OF Cyber-Vitamin.Com
BYLAWS OF CYBER-VITMAIN.COM
A California Corporation

                            OFFICES
                            -------

         1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 451 E. Main Street, Ventura, CA. The Board of Directors is hereby granted full power and authority to change the place of said principal office.

         2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                          SHAREHOLDERS
                          ------------

         3. PLACE OF MEETINGS. Shareholders' meetings shall be held at the principal office for the transaction of the business of this corporation in the State of California, or at such other place as the Board of Directors shall, by resolution, appoint.

         4. ANNUAL MEETINGS. The annual meetings of shareholders shall be held in the month of March in each year. At such meeting Directors shall be elected; reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. The first annual meeting of shareholders after incorporation need not be held if less than nine months have elapsed since incorporation to such meeting date. Written notice of each annual meeting shall be mailed to each shareholder entitled to vote, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election as Directors if Directors are to be elected at the meeting, and those matters which the Board of Directors intends to present for action by the shareholders, and shall state such other matters, if any, as may be expressly required by statute.

         5. SPECIAL MEETINGS. Special meetings of the shareholders, may be called at any time by the Chairman of the Board of Directors, if any, the President or any Vice President, or by the Board of Directors, or by one or more shareholders holding not less than ten (10%) percent of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of shareholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to shareholders, unless by the unanimous consent of all shareholders represented at the meeting, either in person or by proxy. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

         6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.
                  Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for forty-five (45) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and
(c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting

         7. VOTING. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of Directors shall be by ballot. At every election of Directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principal among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.

         8. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

         9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.
         10. ACTION WITHOUT MEETING. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of (a) any shareholder approval obtained without a meeting pursuant to those provisions of the California Corporations Code set forth in Subsection 603(b)(l) of such Code at least ten (10) days before the consummation of the action authorized by such approval, and (b) the taking of any other action approved by shareholders without a meeting, which notice shall be given promptly after such action is taken.

         11. PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within eleven (11) months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

         12. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the Chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the Chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.




                            DIRECTORS
                            ---------
          13. POWERS. Subject to limitations of the Articles of Incorporation, the Bylaws, and the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

                  (a) To select and remove all of the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may be consistent with law, with the Articles of Incorporation, or the Bylaws, fix their compensation and require from them security for faithful service.
                  (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or the Bylaws, as they may deem best.

                  (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Section 2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.

                  (d) To authorize the issuance of shares of capital stock of the corporation from time to time, upon such terms as may be lawful.
                   (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.
 14. NUMBER OF DIRECTORS. The authorized number of Directors of this corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a By-Law duly adopted by the shareholders amending this Section 14.

         15. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which the Director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a Director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the Directors then in office, regardless of whether they constitute a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

         16. REMOVAL. Except as described below, any or all of the Directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed no Director may be removed if (a) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (b) the entire number of Directors authorized at the time of the Director's most recent election were then being elected.

         17. RESIGNATION. Any Director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         18. COMPENSATION. If the Board of Directors so resolves, the Directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any Director from serving the corporation in another capacity and receiving compensation for such service.

         19. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 311 of the California Corporations Code.

         20. INSPECTION OF RECORDS AND PROPERTIES. Each Director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the Director or the Director's agent or attorney. The right of inspection includes the right to copy and make extracts.

         21. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, when other regular meetings of the Board shall be held. All meetings of Directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all Directors participating in such meeting can hear each other.

         22. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, or any Director.

         23. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the Directors who were not present at the time of the adjournment.

         24. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a Director shall not be considered present at a meeting if, although in attendance at the meeting, the Director protests the lack of notice prior to the meeting or at its commencement.

         25. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all the members of the Board individually or collectively consent in writing to such action.

         26. QUORUM AND REQUIRED VOTE. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of Directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of Directors or two Directors.

Except as otherwise provided by Subsection 307(a)(8) of the California Corporations Code, the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present at a meeting whether or not a quorum is present, may adjourn the meeting to another time and place.

         27. COMMITTEE MEETINGS. The principles set forth in Sections 21 through 26 of these Bylaws shall apply to committees of the Board of Directors and to actions by such committees.

         28. LOANS. Except as provided by Section 315 of the California Corporations Code, the vote or written consent of the holders of a majority of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefitted Director, officer or shareholder, shall be obtained before this corporation makes any loan of money or property to or guarantees the obligation of:

                  (a) Any Director or officer of the corporation, any Director or officer of any of its parents, or any Director or officer of any of its subsidiary corporations, directly or indirectly.
                  (b) Any person upon the security of the shares of the corporation or the shares of its parent, unless the loan or guaranty is otherwise adequately secured.




                           OFFICERS
                           --------
          29. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the corporation shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and President shall be the same person. Ml officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

         30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

         31. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

         33. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

         34. PRESIDENT (CHIEF EXECUTIVE OFFICER). Unless otherwise determined by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of the Board of Directors and shareholders, shall be ex-officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

         35. VICE PRESIDENT. In the absence or disability of the President, the Vice President (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not so ranked, the Vice President designated by the Board of Directors) or, if none, the Secretary or Treasurer, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or, if none, the Secretary or Treasurer, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

         36. SECRETARY. The Secretary shall have the following powers and duties:
                    (a) Record of Corporate Proceedings. The
Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California, if the principal executive office is not in California, the original or a copy of the Bylaws, as amended.

                  (b) Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

(c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

                  (d) Additional Powers and Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

          37. TREASURER (CHIEF FINANCIAL OFFICER). The Treasurer of the corporation shall be its chief financial officer. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and Directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

         38. OTHER OFFICERS. The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of Directors.

                            SHARES
                            ------

         39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary.

          40. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agent designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

         41. REGISTERED SHAREHOLDERS. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of California.

         42. LOST OR DESTROYED CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

         43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not more than sixty
(60) nor less than ten (10) days prior to the date of any meeting of shareholders, or not more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

         44. TRANSFER AGENTS AND REGISTRARS. The Board of
Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                           AMENDMENTS
                           ----------

         45. ADOPTION OF AMENDMENTS. New Bylaws may be adopted or these Bylaws may be amended or repealed:

                  (a) At any annual meeting, or other meeting of the shareholders called for that purpose by the vote of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (b) Without a meeting, by written consent of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (c) By a majority of the Directors of the corporation; provided, however, that a greater vote of shareholders or Directors shall be necessary if required by law or by the Articles of Incorporation; and provided, further, that
Section 14 (number of Directors) and this Section 45 shall be amended or repealed only by the vote or written consent of shareholders holding not less than a majority of the issued and outstanding voting shares of the corporation. Section 14 shall not be amended to reduce the number of Directors below two if the votes cast against its adoption at a meeting or the shares not consenting in the case of an action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

         46. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaws or Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                          CORPORATE SEAL
                          --------------

         47. FORM OF SEAL. The corporation may adopt and use a corporate seal but shall not be required to do so. If adopted and used, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "California

                           MISCELLANEOUS
                           -------------

         48. CHECKS DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

         49. CONTRACT, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         50. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         51. INSPECTION OF BYLAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

52. ANNUAL REPORT. The annual report to shareholders specified in
Section 1501 of the California Corporations Code is dispensed with except as the Board of Directors may otherwise determine, so long as there are less than 100 holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least 15 days prior to the next annual meeting of shareholders.

53. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                            SIGNATURES
                            ----------

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being the Directors of CYBER-
VITMAIN.COM, as of the 3rd day of July, 2000, hereby assent to the foregoing Bylaws and adopt the same as the Bylaws of the said corporation.

IN WITNESS WHEREOF, we have hereunto subscribed our names the 2nd day of February, 2000.




By

---------------------------
DAMIR DEBALKANY

[CAPTION]
Exhibit 4.1
SPECIMEN OF Common stock CERTIFICATE

[________]NUMBER
 SHARES[________]
 AUTHORIZED Common stock; 100,000,000 SHARES PAR VALUE $.001 NOT
VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER
THE LAWS OF THE STATE OF CALIFORNIA Common stock CUSIP

 THIS CERTIFIES THAT

IS THE RECORD HOLDER OF SHARES OF CYBER-VITAMIN.COM Common stock
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY
AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY
ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER
AGENT AND  REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

[SEAL OF Cyber-Vitamin.Com]

Robert T. Yarbray

President

Robert T. Yarbray

Secretary


 By: Melissa Bebe
 American Registrar and Transfer Company
 Salt Lake City, UT 84107

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties
  (Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as Act
 ________________________ tenants in common
   (State)
Additional abbreviation may also be used though not in above list.

FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------------------------------
________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
________________________________________________________ ______
_______________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

[CAPTION]
EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

July 6, 2000

Board of Directors
Cyber-Vitamin.com
451 E.Main Street
Ventura, CA 93001

     Re: Cyber-Vitamin.com

Gentlemen:

The undersigned is counsel for Cyber-Vitamin.com. I have been requested to render an opinion on the tradeability of the 50,000 shares of Cyber-Vitamin proposed to be sold pursuant the Cyber-Vitamin's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Cyber-Vitamin's Registration on Form SB-2, company articles of incorporation and by laws and other corporate documents. All representations made to me in Cyber-Vitamin documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. Cyber-Vitamin is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Cyber-Vitamin have been reserved and, when issued, will be duly and properly approved by Cyber-Vitamin's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Cyber-Vitamin's
Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE

EXHIBIT 10 RESIGNATION OF DAMIR DE BALKANY

TO THE BOARD OF DIRECTORS OF CYBER-VITMAIN.COM, INC.

     I hereby resign as an officer and director of Cyber-
Vitmamin.com, Inc., effective immediately.

Dated: October 3, 2000   Damir De Balkany
                         _________________________________
                         DAMIR DE BALKANY
[CAPTION]
EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of the independent accountant's report dated September 26, 2000 and the related statements of income, stockholder's equity, and cash flows for the period then ended in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

ROGER G. CASTRO
Roger G. Castro
Certified Public Accountant

Oxnard, California
September 26, 2000

EXHIBIT
[CAPTION]
SUBSCRIPTION AGREEMENT
Cyber-Vitamin.COM
451 E. Main Street,
Ventura, California 93001

Gentlemen:

The undersigned represents as set forth below and subscribes to purchase ________Shares at $.50 per Share, for $_______________,
subject to your acceptance of this subscription.   There is no
minimum contingency and proceeds may be used at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_______
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security